Exhibit 16.1

Ernst & Young LLP Suite 3300 370 17th Street Denver, Colorado 80202-5663
Tel: +1 720 931 4000
Fax: +1 720 931 4444
www.ey.com

November 10, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated November 10, 2011, of Lone Pine Resources Inc. and are in agreement with the statements contained in the fourth paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited